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                                                                      Exhibit 15







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 13, 2000 on our review of the interim financial information of Dexter Corporation (the "Company") as of and for the periods ended March 31, 2000 and 1999, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000 is incorporated by reference in its Registration Statements on Form S-8, Registration Nos. 2-63959, 33-27597, 33-53307, 33-53309, 333-02985, 333-04081, 333-42663
and 333-76873.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Hartford, Connecticut

May 5, 2000